EXHIBIT 23



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxwell Laboratories, Inc. 1995 Stock Option Plan of our report dated September 28, 1995, with respect to the consolidated financial statements of Maxwell Laboratories, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1995, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young

                                                      ERNST & YOUNG LLP

San Diego, California
July 8, 1996